Kayne Anderson Energy Development Company Announces Intention to Change Tax Status

HOUSTON, TX -- 01/22/2008 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced that it no longer intends to be treated as a regulated investment company ("RIC") under the U.S. Internal Revenue Code of 1986. As a result of this change, the Company will be taxed as a corporation for its fiscal year ended November 30, 2008 and for future fiscal years, paying federal and applicable state corporate taxes on its taxable income and capital gains. The Company will continue to be regulated as a business development company ("BDC") under the Investment Company Act of 1940. As described below, the Company believes that this election is in the best interest of its shareholders.

Presentation to Discuss Election

The Company will give a presentation discussing the election at its 2008 Analyst/Investor Meeting, which will begin at 12:00 p.m., Eastern time, on Wednesday, January 23, 2008. This presentation will be available on the Company's website, www.kaynefunds.com, immediately prior to the start of the Analyst/Investor Meeting. You can access a live audio webcast of this meeting through the Company's website or by dialing (888) 713-4216 and using the passcode "31101458." For convenience, an archived replay of the meeting will also be available on the Company's website.

Prior Constraints on the Company's Investment Activity

The Company continues to see many attractive investment opportunities, especially in the form of private MLPs. The opportunities to invest in private MLPs are much more abundant than had been anticipated at the Company's IPO, with nine private MLPs raising approximately $500 million of capital in the last twelve months. The Company believes private MLPs present the most attractive investment opportunity for the Company and offer attractive risk-adjusted total returns for the Company and its shareholders. Prior to this election, however, compliance with certain requirements necessary to qualify as a RIC ("RIC Tests") previously limited the Company's ability to invest in additional private MLPs.

For example, RIC Tests required that 90% of the Company's gross income must come from qualified sources. Equity securities of private partnerships, however, do not generate qualified income for the Company, thus forcing the creation of taxable subsidiaries for these investments. Because such taxable subsidiaries were owned 100% by the Company, these investments were not considered diversified investments for purposes of the "RIC Diversification Test," which requires at least 50% of total assets to consist of (a) investments that each constitute less than 5% of total assets and (b) investments for which the Company has less than 10% of voting rights in such investment.

Additionally, compliance with RIC Tests would have become increasingly difficult as private MLPs in the Company's portfolio are successful and go public, as RIC Tests limit investments in public MLPs to 25% of total assets ("25% MLP Test").

After giving effect to the Company's election, the Company's resulting structure is similar to that of Kayne Anderson MLP Investment Company and other MLP focused closed-end funds as well as the only other BDC focused on private MLPs.

Impact of the Election on the Company's Portfolio Composition

Based on the pro forma portfolio after giving effect to the election, the Company expects to increase the number of investments in private MLPs and decrease its holdings in 2nd lien debt investments. While the Company will no longer be constrained by the 25% MLP Test -- it continues to expect this allocation will decline over time as the Company has more flexibility under the RIC Diversification Test.

The Company will no longer be subject to the RIC Diversification Test and, as such, it is possible that the Company's portfolio will become more concentrated. The following chart summarizes hypothetical changes to the Company's portfolio over the next several quarters. Actual portfolio composition will be dependent on the investment opportunities that become available.

($ in millions)

                                          Actual     Pro Forma    Change
                                        ----------- ----------- ----------
Portfolio Composition:
 Public MLPs and i-shares                      $ 93   $55 - $80 $(13)-$(38)
 Private MLP Equity                             138         145          7
 Other Private Equity                             0     60 - 85    60 - 85
 Fixed Income                                    96          42        (54)
                                        ----------- ----------- ----------
 Total Portfolio                               $327        $327         $0
                                        =========== =========== ==========
Note: Based on portfolio holdings as of November 30, 2007

Impact of the Election on the Company's Net Asset Value and Distributable Cash Flow

The decision to no longer be treated as a RIC is retroactive to the beginning of the Company's fiscal tax year, which began on December 1, 2007. For the quarter ended February 28, 2008, the Company will record a deferred tax liability for its unrealized gains, which currently total approximately $11.3 million, and the Company's net asset value will be reduced by the deferred tax liability. At a 37% tax rate, the Company estimates that the current impact to net asset value of its election is approximately $0.42 per share, or 1.7%, as of January 10, 2008.

The Company does not anticipate that the election will have any immediate impact on distributable cash flow or on dividends to shareholders. The Company expects that distributable cash flow will increase and will grow at a faster rate as the Company's portfolio gains additional exposure to the higher potential total returns of private MLPs compared to its existing 2nd lien debt investments.

The Company does not anticipate paying cash taxes on its investment income for the foreseeable future (next five years) because (a) most distributions received from private MLPs are treated as a return of capital, which is not subject to taxation in the year received but instead is treated as a decrease in the cost basis of the investment and (b) interest expense paid by the company on its debt and other expenses will further reduce taxable investment income.

Status as a Business Development Company

While the Company no longer intends to be treated as a RIC under the U.S. Internal Revenue Code of 1986, it intends to maintain its status as a BDC. By electing to be treated as a BDC, the Company is subject to provisions of the 1940 Act, including the requirement that it must have at least 70% of assets in "eligible portfolio companies," generally defined as private companies with a principal place of business in the United States.

Certain Tax Information

Previously, dividends by the Company were generally taxable to stockholders as capital gains, ordinary income or return of capital. After giving effect to the election, stockholders of the Company will no longer recognize an allocable share of the Company's capital gains or ordinary income. Instead, the component of the Company's dividend that comes from the Company's current or accumulated earnings and profits will be taxable to a stockholder as corporate dividend income. This income will be treated as qualified dividends for federal income tax purposes, subject to favorable 15% maximum tax rates. The special tax treatment for qualified dividends is scheduled to expire on December 31, 2010. Distributions that exceed the Company's current or accumulated earnings and profits will continue to be treated as a tax-deferred return of capital to the extent of a stockholder's basis. The Company expects that a significant portion of future dividends to shareholders will constitute a tax-deferred return of capital.

About the Company

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contacts:
KA Fund Advisors, LLC
David Shladovsky
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067
(800) 231-7414
or
Kayne Anderson Energy Development Company
www.kaynefunds.com
(877) 657-3863